Exhibit 1.1
FIRST POTOMAC REALTY TRUST
SECOND AMENDED AND RESTATED CONTROLLED EQUITY OFFERINGSM
SALES AGREEMENT
September 2, 2011
CANTOR FITZGERALD & CO.
499 Park Avenue
New York, NY 10022
Ladies and Gentlemen:
FIRST POTOMAC REALTY TRUST, a Maryland real estate investment trust corporation (the “Company”), and FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership, the sole general partner of which is the Company (the “Operating Partnership”), previously entered into a Controlled Sales Agreement with Cantor Fitzgerald & Co. (“CF&Co”), dated November 11, 2008, which contemplated the offer and sale from time to time through CF&Co., as sales agent, of up to 3,000,000 common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), pursuant to which the Company offered and sold 2,756,100 Common Shares (the “Sales Agreement”). On May 19, 2010, the Company amended and restated the Sales Agreement with CF&Co., which contemplated the offer and sale of up to 5,243,900 Common Shares from time to time through CF&Co., as sales agent (the “Amended and Restated Sales Agreement”). As of the date hereof, none of the 5,243,900 Common Shares have been offered and sold under the Amended and Restated Sales Agreement. The Company, the Operating Partnership and CF&Co hereby amend and restate the Amended and Restated Sales Agreement in its entirety, and hereby confirm their agreement (this “Agreement”) as follows:
1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, up to 5,243,900 Common Shares (the “Shares”), exclusive of the 2,756,100 Common Shares previously sold under the Sales Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co shall have no obligation in connection with such compliance. The issuance and sale of Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-175330) which contains a base prospectus (the “Base Prospectus”), relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the Base Prospectus included as part of such registration statement. The Company has furnished to CF&Co, for use by CF&Co, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (a “Free Writing Prospectus”), as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).
2. Placements. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify CF&Co by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from CF&Co set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by CF&Co unless and until (i) in accordance with the notice requirements set forth in Section 4, CF&Co declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to CF&Co in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, CF&Co, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. After consultation to the Company and subject to the terms of the Placement Notice, CF&Co may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Shares or to or through a market maker. After consultation with the Company and subject to the terms of the Placement Notice, CF&Co may also sell Placement Shares in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.
4. Suspension of Sales. The Company or CF&Co may, upon notice (the “Suspension Notice”) to the other party in writing (including by email correspondence to each of the individuals of the other Party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other Party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

5. Sale and Delivery to CF&Co; Settlement.
(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon CF&Co’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, CF&Co, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) CF&Co shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by CF&Co and the Company.
(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3 rd ) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by CF&Co at which such Placement Shares were sold, after deduction for (i) CF&Co’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designees’ account (provided that CF&Co shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, CF&Co will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. Certificates for the Securities, if any, shall be in such denominations and registered in such names as CF&Co may request in writing at least one full business day before the Settlement Date. The certificates for the Shares, if any, will be made available for examination and packaging by CF&Co in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date.
(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees, a duly authorized committee thereof or a duly authorized executive committee, and notified to CF&Co in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of trustees, duly authorized committee thereof or a duly authorized executive committee, and notified to CF&Co in writing. Further, under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement exceed 5,243,900, exclusive of the 2,756,100 Common Shares previously sold under the Sales Agreement.
(f) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through CF&Co on any single given day; provided, however, that (1) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (2) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.
6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, CF&Co that as of the date of this Agreement and as of each Applicable Time (as defined in Section 20):
(a) Compliance with Registration Requirements. The Registration Statement has been filed with the Commission under the Securities Act and became effective upon filing with the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed.

The Commission has not issued an order preventing or suspending the use of the Base Prospectus, any Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Prospectus delivered to CF&Co for use in connection with the offering of Shares was, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the respective times each part of the Registration Statement and each amendment thereto became effective or was deemed effective, as the case may be, the Registration Statement complied and will comply in all material respects with the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by CF&Co specifically for use therein.
The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) filed within three years of the date hereof. Furthermore, (i) at the time of initial filing of the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus), the Company was a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act); without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the offering contemplated hereby; and the Registration Statement became effective upon filing; and no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and not removed.
(b) Offering Materials Furnished to CF&Co. The Company has delivered to CF&Co one complete copy of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), and the Prospectus, as amended or supplemented, in such quantities and at such places as CF&Co has reasonably requested.
(c) Prospectus. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, the Applicable Time and at each Representation Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by CF&Co specifically for use therein.

(d) Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus heretofore filed, at the time it was or hereafter is filed with the Commission conformed and will conform when filed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
(e) Free Writing Prospectuses. Each Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 20 below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Free Writing Prospectus based upon and in conformity with written information furnished to the Company by CF&Co specifically for use therein.
(f) Capitalization and Other Capital Stock Matters. The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus. The capitalization of the Company is as set forth in the Registration Statement and the Prospectus. The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. None of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. All of the issued and outstanding 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Preferred Shares”) have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding Preferred Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Operating Partnership has not issued any security or other equity interest other than units of common partnership interest (“Common Units”), the 7.750% Series A Preferred Partnership Units (the “Preferred Units”), senior unsecured notes and exchangeable notes described in the Registration Statement and the Prospectus. None of the Common Units or Preferred Units in the Operating Partnership has been or will be issued or is owned or held in violation of any preemptive right. The outstanding Common Units in the Operating Partnership have been issued by the Operating Partnership in compliance with applicable federal and state securities laws. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s equity compensation plans, and of the options or other awards granted thereunder, set forth in the Registration Statement and the Prospectus fairly and accurately present the information required to be shown with respect to such plan, options or other awards. Except as described in the Registration Statement and the Prospectus or pursuant to the Company’s equity compensation plans, the Company has not sold or issued any Common Shares or Preferred Shares nor has the Operating Partnership sold or issued any Common Units or Preferred Units during the one-year period preceding the Applicable Time.
(g) Authorization of the Shares. The Shares to be purchased by CF&Co from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.
(h) Organization and Good Standing of the Company and the Subsidiaries. The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of the State of Maryland and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The entities set forth on Schedule 4 hereto are the only subsidiaries (as defined in Rule 1-02(x) of Regulation S-X of the Securities Act) of the Company (each, including the Operating Partnership, except where noted, a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary (i) that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, (ii) that is a limited liability company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and (iii) that is a limited partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization and has limited partnership power and authority to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. Each of the Company and the Subsidiaries is duly qualified as a foreign trust corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change (as defined below). All of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable and, except as described in the Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance, and all of the issued and outstanding membership interests of each Subsidiary that is a limited liability company, and all of the partnership interests of each Subsidiary that is a limited partnership, have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full and, except as described in the Prospectus, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance. All of the issued and outstanding Common Units and Preferred Units have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full. All of the issued and outstanding Preferred Units have been duly authorized and validly issued and are fully paid. As of the date of this Agreement, the Company is the sole general partner of the Operating Partnership and owns an approximately 95.5% interest in the Operating Partnership, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.
(i) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Subsidiaries is (i) in violation of (A) its declaration of trust, charter or bylaws, operating agreement, partnership agreement or other organizational documents or (B) any law, ordinance, order, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries except, in the case of clause (i)(B), for such violations as could not, individually or in the aggregate, result in a Material Adverse Change, or (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Existing Instrument”), except such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or (iii) in Default under any of the Existing Instruments set forth on Schedule 5 (each, a “Debt Document”). The Debt Documents described on Schedule 5 to this Agreement are all of the indentures, mortgages, loans, credit agreements, notes or other indebtedness instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject under which the occurrence of a Restricted Transfer (as defined below) could be a Default or constitute a Debt Repayment Triggering Event (as defined below). The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus (i) will not result in any violation of the provisions of the (A) Amended and Restated Declaration of Trust, including the Articles Supplementary relating to the

Preferred Shares filed on January 14, 2011 with the Maryland State Department of Assessment and Taxation (collectively, the “Declaration of Trust”) or Amended and Restated Bylaws of the Company, (B) the Certificate of Limited Partnership or Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), of the Operating Partnership or (C) other organizational documents of the Company or any of the Subsidiaries, in each case as amended or as amended and restated through the date hereof, (ii) will not conflict with or constitute a breach of, or a Default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except such consents as have been obtained by the Company, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Subsidiaries, except, with respect to clauses (ii) and (iii), as would not individually or in the aggregate result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus will not conflict with or constitute a breach of, or Default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to, any Debt Document. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect, (B) if required, under the Securities Act and applicable state securities or blue sky laws, and (C) if required, from the Financial Industry Regulatory Authority, Inc. (the “FINRA”).
As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries). In addition, as used herein, the term “Restricted Transfer” means any prohibition on the direct or indirect transfer of ownership interests in the Company, a Subsidiary that could include the trading of the Company’s Common Shares or Preferred Shares on the NYSE, the issuance of Common Shares or Preferred Shares by the Company, or the issuance of Units or Preferred Units in the Operating Partnership.
(j) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of the Subsidiaries or (ii) which has as the subject thereof any officer or trustee or director of, or property owned or leased by, the Company or any of the Subsidiaries that would result in a Material Adverse Change. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(k) The Second Amended and Restated Sales Agreement. The Company has the trust power to enter into this Agreement and to perform its obligations and consummate the transactions contemplated herein. The Company has the trust power to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal and state securities laws and public policy consideration in respect thereof, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally. The Operating Partnership has the full legal right, power and authority to enter into this Agreement and to perform its obligations and consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Operating Partnership and constitutes the valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except to the extent that the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by federal and state securities laws and public policy considerations in respect thereof, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors’ rights generally.
(l) Partnership Agreement. The Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors’ rights generally.
(m) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.
(n) Independent Accountants. KPMG LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

(o) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and are in compliance with Regulation S-X promulgated under the Securities Act. The amounts incorporated by reference in the Registration Statement and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are accurately computed, fairly present the information shown therein and have been determined on a basis consistent with the financial statements incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or supporting schedules are required under applicable law or the rules and regulations of the Commission to be included or incorporated by reference in the Registration Statement and the Prospectus. The financial data set forth or incorporated by reference in the Registration Statement and the Prospectus under the caption “Selected Financial Data” fairly presents the information set forth therein on a basis consistent with that of the financial statements contained or incorporated by reference in the Registration Statement and the Prospectus when read in conjunction with the textual information included in that section.
(p) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with the authorization of management, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed quarterly report on Form 10-Q which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(q) No Material Adverse Change. Except as otherwise disclosed in or contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition or in the earnings, business or operations or anticipated financial results for the most recently completed fiscal quarter, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries (as defined below), considered as one enterprise (any such change or development is called a “Material Adverse Change” ); (ii) the Company and the Subsidiaries, considered as one enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no material casualty loss or condemnation or other material adverse event with respect to any of the real properties or interests in real properties owned by the Company and the Subsidiaries or the real properties described as being under contract in the Registration Statement and the Prospectus; (iv) there has been no change in the capital stock, long-term debt or short-term borrowings of the Company and the Subsidiaries on a consolidated basis, except for borrowings under the Company’s line of credit in the ordinary course of business, consistent with past practice, and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends or distributions paid to the Company or the Subsidiaries, any of the Subsidiaries on any class of capital stock or other equity interests, or any repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock or other equity interests. The properties currently owned by the Company’s Subsidiaries are referred to collectively herein as the “Properties” and individually as a “Property.”
(r) Exchange Act Registration and Filings; Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and have been approved for listing on the Exchange. The Shares will be approved for listing on the Exchange prior to the issuance of any Placement Notice, subject only to official notice of issuance. The Company has taken no action designed to terminate the registration of the Shares under the Exchange Act or cause the delisting of any such securities from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.
(s) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute any written offering material in connection with the offering and sale of the Shares other than the Prospectus and the Registration Statement. The Company will file with the Commission any Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Securities Act.

(t) Stabilization or Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.
(u) Tax Law Compliance. The Company and the Subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except insofar as the failure to file such tax returns or pay such taxes, related or similar assessment, fine or penalty would not result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the Subsidiaries has not been finally determined.
(v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus that have not been described as required. Except as described in the Registration Statement and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.
(w) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares will not be, required to register as an “investment company” under the Investment Company Act and will conduct its business in a manner so that it will not be required to register as an “investment company” under the Investment Company Act.
(x) Properties. The Company and the Subsidiaries own or lease all such properties as are necessary to its operations as now conducted or as proposed to be conducted as described in the Registration Statement and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all of the Properties, free and clear of all security interests, mortgages, pledges, liens, claims, restrictions or encumbrances of any kind, except such as (i) are described in the Registration Statement and the Prospectus or (ii) do not, individually or in the aggregate, materially adversely affect the value of such Property and do not interfere in any material respect with the use made and proposed to be made of such Property. All security interests, mortgages, pledges, liens, claims, restrictions and encumbrances of any kind on or affecting the Properties or the other assets of the Company and the Subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus are

disclosed therein. There is no violation by the Company of any municipal, state or federal law, rule or regulation (including, but not limited to, those pertaining to environmental matters) concerning the Properties or any part thereof which would result in a Material Adverse Change. Each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure would not, individually or together with all such other failures, result in a Material Adverse Change or result in a forfeiture or reversion. Neither the Company nor any of the Subsidiaries has received any notice from any governmental or regulatory authority or agency of any condemnation of or zoning change affecting the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened. No lessee of any portion of any of the Properties is in material default under any of the leases governing such Properties and no event has occurred which, but for the passage of time or giving of notice or both, would constitute a default under any of such leases.
(y) All Necessary Permits, etc. The Company and the Subsidiaries possess such valid and current certificates, authorizations, licenses, registrations and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for those which the failure to possess, individually or in the aggregate, could not result in a Material Adverse Change, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization, license, registration or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Change.
(z) Unlawful Contributions or Payments. Neither the Company, nor to the Company’s knowledge, any Subsidiary, employee or agent of the Company or any of its Subsidiaries, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.
(aa) Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement and the Prospectus, or except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and the Subsidiaries are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of the Subsidiaries or, to the Company’s knowledge, any other owners of any of the Properties at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries, (iii) neither the Company nor any of the Subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of the

Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries, or the assets of the Company or the Subsidiaries described in the Registration Statement and the Prospectus or arising out of the conduct of the Company or the Subsidiaries, (v) none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as defined below), (vi) none of the Company, any of the Subsidiaries or agents or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible under any applicable environmental law, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Authority in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of the Subsidiaries or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible under any applicable Environmental Law, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.
As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties of the Company and the Subsidiaries (a “Governmental Authority”).

(bb) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.
(cc) Qualification as a REIT. The Company qualified to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), for its short taxable year ended December 31, 2003 and its taxable years ended December 31, 2004 through December 31, 2010, and its organization and current and proposed method of operation will enable it to continue to qualify as a REIT under the Code. No transaction or other event has occurred which could cause the Company to fail to qualify as a REIT for its taxable year ending December 31, 2011 or in the future.
(dd) Intellectual Property Rights. The Company and the Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted as described in the Registration Statement and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.
(ee) Insurance. The Company and each of the Subsidiaries are insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed in the Company’s industry to be adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, floods and, with respect to the Properties, defects in title in amounts at least equal to the greater of (i) the cost of acquisition of such Property or (ii) the replacement cost of the improvements located on such Property. The Company has no reason to believe that it or any of the Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain reasonably comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as proposed to be conducted as described in the Prospectus and at a cost that would not result in a Material Adverse Change.

(ff) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is a prototype plan and the sponsor of the prototype plan document has received a favorable determination letter from the Internal Revenue Service of the United States that such plan document is so qualified and to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(gg) Labor and Employment. The Company and its Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to do so would not result in Material Adverse Change, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not, and will not, result in a Material Adverse Change.
(hh) Sarbanes-Oxley Act Compliance. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct. The Company, and to the Company’s knowledge, each of the Company’s trustees or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(ii) Brokers and Finders. Neither the Company nor any Subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.
(jj) Purchase and Sale of Common Shares by CF&Co. The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Shares for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent CF&Co may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.
(kk) Exhibits; Material Contracts. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The contracts so described in the Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against and, to the Company’s knowledge by, the Company in accordance with their respective terms, except to the extent that the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal and state securities laws and public policy considerations in respect thereof, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally. To the Company’s knowledge, no other party is in material breach of or material default under any of such contracts.
(ll) Doing Business with Cuba. The Company is in compliance with all provisions of Florida Statutes Section 517.075 and the regulations thereunder, relating to issuers doing business with Cuba.
(mm) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Except as disclosed in the Registration Statement and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.
(nn) Officer’s Certificates. Any certificate signed by an officer of the Company and delivered to CF&Co or to counsel for CF&Co shall be deemed to be a representation and warranty by the Company to CF&Co as to the matters set forth therein.

(oo) Opinions. The Company and the Operating Partnership acknowledge that CF&Co and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to CF&Co, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
7. Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with CF&Co that:
(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by CF&Co under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s reasonable judgment, may be necessary or advisable in connection with the distribution of the Placement Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement other than to the extent any such amendment or supplement is necessary or advisable due to information that must be disclosed strictly with regard to CF&Co); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares unless a copy thereof has been submitted to CF&Co within a reasonable period of time before the filing and CF&Co has not reasonably objected thereto (provided, however, that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement except to the extent such objection would have been necessary or advisable due to information that must be disclosed strictly with regard to CF&Co) and the Company will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act, the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.
(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, so far as necessary to permit the continuance of the sale of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify CF&Co to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however , that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities, or file a general consent to service of process in any jurisdiction.
(e) Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(f) Delivery of Registration Statement and Prospectus. The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to CF&Co to the extent such document is available on EDGAR.
(g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.
(h) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (iv) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, and (vi) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department.
(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus. The Company will effect the issuance to the Company by the Operating Partnership of a number of Common Units equal to the number of Shares sold pursuant to this Agreement upon the Company’s contribution to the Operating Partnership of the proceeds from the sale of the Shares.

(j) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide CF&Co notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of the Common Shares, options to purchase the Common Shares or the Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets of the Company or any Subsidiaries, (iii) the issuance or sale of the Common Shares pursuant to any dividend reinvestment plan that the Company maintains or may adopt from time to time provided the implementation of such is disclosed to CF&Co in advance, (iv) any of the Common Shares issuable upon the redemption of outstanding Common Units in accordance with the Partnership Agreement, (v) the issuance of Common Units by the Operating Partnership in exchange for properties and (vi) the issuance of Common Shares in exchange for the Operating Partnership’s 4% Exchangeable Senior Notes due 2011.
(k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise CF&Co promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document to be provided to CF&Co pursuant to this Agreement.
(l) Due Diligence Cooperation. The Company and the Operating Partnership will cooperate with any reasonable due diligence review conducted by CF&Co or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as CF&Co may reasonably request.
(m) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through CF&Co, the Net Proceeds to the Company and the compensation payable by the Company to CF&Co with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. In the alternative, to the extent permitted by the rules and regulations of the Commission, the Company in its sole discretion may make the disclosures contemplated by the preceding sentence by including such disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Placement Shares were made by or through CF&Co under this Agreement.

(n) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(m) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 205-20) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit 7(n), within three (3) Trading Days of any Representation Date if requested by CF&Co. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or CF&Co sells any Placement Shares, the Company shall provide CF&Co with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice.
(o) Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, the Company shall cause to be furnished to CF&Co (i) a written opinion of Hogan Lovells US LLP (“Company Counsel”), or other counsel satisfactory to CF&Co, in form and substance satisfactory to CF&Co and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(o)(1)(a), (ii) a letter of Company Counsel or other counsel satisfactory to CF&Co, in form and substance satisfactory to CF&Co and its counsel, dated the date that the letter is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(o)(1)(b) and (iii) a written opinion of Joel F. Bonder, Esq., General Counsel of the Company (“General Counsel”), in form and substance satisfactory to CF&Co and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(o)(1)(c). Within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to CF&Co a letter and an opinion of Company Counsel or other counsel satisfactory to CF&Co, in form and substance satisfactory to CF&Co and its counsel, dated the date that they are required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(o)(1)(d) and Exhibit 7(o)(1)(e), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such letters for subsequent Representation Dates, Company Counsel may furnish CF&Co with a letter (a “Reliance Letter”) to the effect that CF&Co may rely on a prior letter delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish CF&Co letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to CF&Co, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(q) Non-Delivery of Materials. Failure to deliver any of the certificates, opinion, letters or comfort letters required by and at the times set forth in paragraphs (m), (n), (o) or (p) above shall be deemed as the delivery by the Company of a Suspension Notice.
(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than CF&Co; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act.
(s) Insurance. The Company and Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(t) Compliance with Laws. The Company and each of its Subsidiaries shall use its commercially reasonable efforts to maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall use its commercially reasonable efforts to conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Change.
(u) REIT Treatment. The Company will use all commercially reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years for so long as the Company’s Board of Trustees deems such qualification and taxation to be in the best interests of the shareholders.
(v) Investment Company Act. The Company will use its commercially reasonable efforts to conduct its affairs in such a manner so as to ensure that neither it nor the Operating Partnership will be rquired, at any time prior to the termination of this Agreement, to register as an “investment company” under the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not required to register as an investment company.
(w) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and CF&Co in its capacity as principal or agent hereunder, neither CF&Co nor the Company (including its agents and representatives, other than CF&Co in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by CF&Co as principal or agent hereunder.
(y) Sarbanes-Oxley Act. The Company and the Subsidiaries will use their reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(z) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Shares.
(aa) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify CF&Co. and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

8. Conditions to CF&Co’s Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:
(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.
(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c) No Misstatement or Material Omission. CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co’s reasonable opinion is material, or omits to state a fact that in CF&Co’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or the Operating Partnership or result in a Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s or the Operating Partnership’s securities (other than asset-backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s or the Operating Partnership’s securities (other than asset-backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of CF&Co (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(e) Legal Opinions and Letter. CF&Co shall have received the opinions of Company Counsel and General Counsel and letter of Company Counsel, each as required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).
(f) Comfort Letter. CF&Co shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
(g) Representation Certificate. CF&Co shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).
(h) No Suspension. Trading in the Shares shall not have been suspended on the Exchange.
(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Company and the Operating Partnership shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company and the Operating Partnership shall have furnished CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall have reasonably requested.
(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.
(l) No Termination Event. There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.
(a) Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with CF&Co (a “CF&Co Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any application or other document executed by or on behalf of the Company or the Operating Partnership or based on written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to CF&Co and furnished to the Company by CF&Co expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have.
(b) CF&Co Indemnification. CF&Co agrees to indemnify and hold harmless the Company, its trustees, each officer of the Company that signed the Registration Statement, the Operating Partnership and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to CF&Co and furnished to the Company by CF&Co expressly for inclusion in any document as described in clause (x) of Section 9(a). The Company hereby acknowledges that the only information that CF&Co. has furnished to the Company expressly for use in the Registration Statement, the Prospectus, or any Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and sixth paragraphs under the caption “Plan of Distribution” in the Prospectus.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or CF&Co, the Company and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than CF&Co, such as persons who control the Company or the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and CF&Co, on the other. The relative benefits received by the Company and the Operating Partnership, on the one hand, and CF&Co, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by CF&Co from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and CF&Co, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or CF&Co, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, directors, trustees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
11. Termination.
(a) CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred, that, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to sell the Placement Shares hereunder; (ii) the Company or the Operating Partnership shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(n), 7(o), or 7(p), CF&Co’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of CF&Co’s obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Survival of Representations), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(b) The Company and the Operating Partnership shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7(h), 9, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination.
(c) CF&Co shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7(h), 9, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination.
(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through CF&Co on the terms and subject to the conditions set forth herein; provided that the provisions of Sections 7(h), 9, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination.
(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 7(h), 9, 10, 16 and 17 shall remain in full force and effect.
(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, fax no. (212) 829-4717, Attention: ITD-Investment Banking, with copies to Jeff Lumby, Managing Director, at the same address, and DLA Piper LLP (US), 4141 Parklake Avenue, Suite 300, Raleigh, North Carolina 27612-2350, fax no. (919) 786-2003, Attention: Jeffrey Sullivan; or if sent to the Company or the Operating Partnership, shall be delivered to First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, fax no. (301) 986-5554, Attention: Douglas J. Donatelli, with a copy to Hogan Lovells US LLP, 555 13th Street, NW, Washington, D.C. 20004, fax no. (202) 637-5910, Attention: David P. Slotkin Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and CF&Co and their respective successors and the affiliates, controlling persons, officers, directors and trustees referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Company’s consent.
14. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company, the Operating Partnership and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
18. Absence of Fiduciary Relationship. The Company and the Operating Partnership jointly and severally acknowledge and agree that:
(a) CF&Co has been retained solely to act as underwriter in connection with the sale of the Shares that no fiduciary, advisory or agency relationship between the Company and CF&Co has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether CF&Co has advised or is advising the Company on other matters;
(b) each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c) each of the Company and the Operating Partnership has been advised that CF&Co and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that CF&Co has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and
(d) each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against CF&Co, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that CF&Co shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.
19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

20. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
(a) “Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.
(b) “GAAP” means United States generally accepted accounting principles.
(c) “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership and CF&Co.

Very truly yours,
FIRST POTOMAC REALTY TRUST

By:	/s/ Barry H. Bass

	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

By:	First Potomac Realty Trust,
its general partner

By:	/s/ Barry H. Bass

	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

ACCEPTED as of the date first-above written: CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby

	Name:	Jeffrey Lumby
	Title:	Sr. Managing Director

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject: Controlled Equity Offering—Placement Notice
Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Second Amended and Restated Sales Agreement among First Potomac Realty Trust (the “Company”), First Potomac Realty Investment Limited Partnership and Cantor Fitzgerald & Co. (“CF&Co”) dated September 2, 2011 (the “Agreement”), I hereby request on behalf of the Company that CF&Co sell up to [          ] of the Company’s common shares of beneficial interest, par value $0.001 per share, at a minimum market price of $[          ] per share. I further request that no more than [          ] of the Company’s common shares of beneficial interest be sold during any one Trading Day and that none of the shares be sold at any time after [          ].
This Placement Notice cancels and supersedes in their entirety all Placement Notices delivered on or prior to the date hereof.

SCHEDULE 2
CANTOR FITZGERALD & CO.
Jeffrey Lumby
Joshua Feldman
Peter Dippolito
FIRST POTOMAC REALTY TRUST
Douglas J. Donatelli
Barry H. Bass
Joel F. Bonder

SCHEDULE 3
COMPENSATION
CF&Co shall be paid compensation of up to two percent (2.0%) of the gross proceeds from the sales of Shares sold pursuant to the terms of this Agreement.

SCHEDULE 4
SUBSIDIARIES OF COMPANY
351 Patrick Street, LLC
403 & 405 Glenn Drive, LLC
403 & 405 Glenn Drive Manager, LLC
1328 Cavalier, LLC
1400 Cavalier, LLC
1434 Crossways Boulevard I, LLC
1434 Crossways Boulevard II, LLC
1441 Crossways Boulevard, LLC
15395 John Marshall Highway, LLC
4212 Tech Court, LLC
6960 Aviation Blvd., Owner, LLC
6960 Aviation Blvd., Borrower, LLC
ACP East, LLC
ACP East Finance, LLC
AP Indian Creek, LLC
Airpark Place, LLC
Airpark Place Holdings, LLC
Aquia One, LLC
Aquia Two, LLC
Bren Mar, LLC
Bren Mar Holdings, LLC
Columbia Holdings Associates, LLC
Crossways Associates, LLC
Crossways II, LLC
Crossways Land, LLC
Enterprise Center I, LLC
Enterprise Center Manager, LLC
EON Group, LLC
EON Group, Ltd
First Potomac DC 500 Management, LLC
First Potomac DC Holdings, LLC
First Potomac DC Management, LLC
First Potomac Management, LLC
First Potomac Realty Investment Limited Partnership
First Potomac TRS Holdings, Inc.
First Rumsey, LLC
First Snowden, LLC
FP 440 1st Street, LLC
FP 3 Flint Hill, LLC
FP 51 Louisiana Avenue, LLC
FP 500 & 600 HP Way, LLC
FP 500 First Street REIT GP, LLC
FP 500 First Street, LLC

FP 535 Independence Parkway, LLC
FP 601 Meadowville Rd, LLC
FP 840 First Street, LLC
FP 950 F Street, LLC
FP 1211 Connecticut Avenue, LLC
FP 1408 Stephanie Way, LLC
FP 2550 Ellsmere Avenue, LLC
FP 2719 Dorr Avenue, LLC
FP 6310 Hillside Center, LLC
FP 6310 Hillside Center Borrower, LLC
FP 6310 Hillside Center SPE Member, LLC
FP 6315 Hillside Center, LLC
FP 6315 Hillside Center Borrower, LLC
FP 6315 Hillside Center SPE Member, LLC
FP 6960 Aviation Blvd, LLC
FP 7501 Whitepine Road, LLC
FP — VIF II/Rivers Park I, LLC
FP — VIF II/Rivers Park II, LLC
FP Airpark AB, LLC
FP Ammendale Commerce Center, LLC
FP Ashburn, LLC
FP Atlantic Corporate Park, LLC
FP Aviation Blvd., LLC
FP Aviation Holdings, LLC
FP Campostella Road, LLC
FP Candlewood Borrower, LLC
FP Candlewood, LLC
FP Chesterfield ABEF, LLC
FP Cloverleaf Investor, LLC
FP Cloverleaf, LLC
FP CPT 1750 H Street, LLC
FP CPT 1750 Holdings, LLC
FP Cronridge Drive, LLC
FP Davis Drive Lot 5, LLC
FP Diamond Hill, LLC
FP Gallows Road, LLC
FP Gateway 270, LLC
FP Gateway West II, LLC
FP Gateway Center, LLC
FP Girard Business Center, LLC
FP Girard Place, LLC
FP Goldenrod Lane, LLC
FP Greenbrier Towers, LLC
FP Gude, LLC
FP Gude Manager, LLC
FP Hanover AB, LLC
FP Hanover C, LLC
FP Hanover D, LLC
FP Indian Creek, LLC
FP Metro Place, LLC
FP Navistar Investors, LLC
FP Navistar Manager, LLC

FP Northridge, LLC
FP One Fair Oaks, LLC
FP Park Central I, LLC
FP Park Central II, LLC
FP Park Central V, LLC
FP Patrick Center, LLC
FP Patuxent Parkway, LLC
FP — Coakely 2719 Dorr Avenue, LLC
FP — Perseus Lender, LLC
FP — Perseus/53-713, LLC
FP Pine Glen, LLC
FP Properties, LLC
FP Properties II, LLC
FP Prosperity, LLC
FP Realty Investment Manager, LLC
FP Redland, LLC
FP Redland GP, LLC
FP Redland Technology Center LP
FP River’s Bend, LLC
FP River’s Bend Land, LLC
FP Sterling Park 6, LLC
FP Sterling Park 7, LLC
FP Sterling Park I, LLC
FP Sterling Park Land, LLC
FP Triangle, LLC
FP Van Buren, LLC
FP West Park, LLC
FPR General Partner, LLC
FPR Holdings Limited Partnership
Gateway Hampton Roads, LLC
Gateway Manassas I, LLC
Gateway Manassas II, LLC
Glenn Dale Business Center, LLC
Greenbrier Holding Associates, LLC
Greenbrier Land, LLC
Greenbrier/Norfolk Holding, LLC
Greenbrier/Norfolk Investment, LLC
GTC I Second, LLC
GTC II First, LLC
Herndon Corporate Center, LLC
Indian Creek Investors, LLC
Interstate Plaza Holding, LLC
Interstate Plaza Operating, LLC
Kristina Way Investments, LLC
Landover Owings Mills, LLC
Linden I, LLC
Linden I Manager, LLC
Linden II, LLC

Linden III, LLC
Lucas Way Hampton, LLC
Newington Terminal Associates, LLC
Newington Terminal, LLC
Norfolk Commerce Park, LLC
Norfolk First, LLC
Norfolk Land, LLC
Plaza 500, LLC
Reston Business Campus, LLC
Rumsey First, LLC
Rumsey/Snowden Holding, LLC
Rumsey/Snowden Investment, LLC
Snowden First, LLC
Tech Court, LLC
VIF II/FP Aviation Blvd., Holdings, LLC
Virginia Center, LLC
Windsor at Battlefield, LLC

SCHEDULE 5
DEBT DOCUMENTS
All instruments, agreements, and other documents (each as supplemented, modified amended and restated to date) executed in connection with the following loans:
1.	$50,000,000 secured term loan from KeyBank National Association and other identified lenders, as lender, to First Potomac Realty Investment Limited Partnership, as borrower.
2.	$255,000,000 unsecured revolving loan from KeyBank National Association and other identified lenders, as lender, to First Potomac Realty Investment Limited Partnership and other identified borrowers, as borrowers.
3.	$175,000,000 unsecured term loan from KeyBank National Association and other identified lenders, as lender, to First Potomac Realty Investment Limited Partnership and other identified borrowers, as borrowers.
4.	$125,000,000 4.0% Exchangeable Senior Notes due 2011.
5.	$37,500,000 6.41% Senior Notes, Series A, due 2013.
6.	$37,500,000 6.55% Senior Notes, Series B, due 2016.
7.	$9,500,000 loan from LaSalle Bank National Association, as Trustee certain Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-PWR5, as lender, to ACP East Finance LLC, as borrower, relating to the property located at Annapolis East.
8.	$17,000,000 loan from Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase, as lender, to Newington Terminal Associates LLC, as borrower, relating to the property located at Newington Business Park Center.
9.	$26,950,000 loan from Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C1, as lender, to Crossways Associates LLC, as borrower, relating to the property located at Crossways Commerce Center.
10.	$24,700,000 loan from LaSalle Bank National Association, as Trustee for the Registered Holders of LB-UBS Commercial Mortgage Trust 2002-Cl, Commercial Mortgage Pass-Through Certificates, Series 2002-Cl, as lender, to FP Gude LLC, as borrower, relating to the property located at Campus at Metro Park.

11.	$6,000,000 loan from LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2004-TOP14, as lender, to Landover Owings Mills, LLC, as borrower, relating to the property located at Owings Mills Business Center.
12.	$2,170,000 loan from LaSalle Bank National Association, as Trustee for those certain Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, as lender, to Gateway Manassas I, LLC, as borrower, relating to the property located at Gateway Centre Building I.
13.	$4,200,000 loan from Forethought Life Insurance Company, as lender, to FP Prosperity, LLC, as borrower, relating to the property located at Prosperity Business Center.

Exhibit 7(n)
OFFICER CERTIFICATE
The undersigned, the duly qualified and elected                                         , of FIRST POTOMAC REALTY TRUST, a Maryland real estate investment trust (the “Company”), does hereby certify in such capacity, pursuant to Section 7(n) of the Second Amended and Restated Sales Agreement dated September 2, 2011 (the “Sales Agreement”) among the Company, First Potomac Realty Investment Limited Partnership (the “Operating Partnership”) and Cantor Fitzgerald & Co., that to the best of the knowledge of the undersigned.
(i) The representations and warranties of the Company and the Operating Partnership in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or result in a Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii) The Company and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

FIRST POTOMAC REALTY TRUST
By:
Name:
Title:

Exhibit 7(o)(1)(a)
MATTERS TO BE COVERED BY INITIAL OPINION OF HOGAN LOVELLS US LLP
1. The Company is validly existing as a real estate investment trust and in good standing as of the date of the certificate specified in paragraph 9 of Schedule 1 attached hereto under the laws of the State of Maryland. The Company has the real estate investment trust power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.
2. The Operating Partnership is validly existing as a limited partnership and in good standing as of the date of the certificate specified in paragraph 10 of Schedule 1 attached hereto under the laws of the State of Delaware. The Operating Partnership has the limited partnership power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.
3. The execution, delivery and performance on the date hereof by the Company and the Operating Partnership of the Second Amended and Restated Sales Agreement do not (i) violate the Maryland REIT Law, the Amended and Restated Declaration of Trust, the Certificate of Limited Partnership, or the Operating Partnership Agreement, respectively, or (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law.
4. The Second Amended and Restated Sales Agreement has been duly authorized, executed and delivered by or on behalf of the Company and the Operating Partnership.
5. No approval or consent of, or registration or filing with, any federal governmental agency or any Maryland or Delaware governmental agency is required to be obtained or made by the Company or the Operating Partnership under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Company and the Operating Partnership of the Second Amended and Restated Sales Agreement.
6. The Shares have been duly authorized, and when issued in accordance with the provisions of the Second Amended and Restated Sales Agreement and the terms established by the Pricing Committee of the Board of Trustees, the Shares will be validly issued, fully paid and non-assessable.
7. The information in the Prospectus under the captions “Description of Common Shares” and “Restrictions on Transfer” to the extent that such information constitutes summaries of certain provisions of the documents referred to therein, has been reviewed by us and is accurate in all material respects, and insofar as such information constitutes summaries of matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects.
8. The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9. The Registration Statement, at the latest time that it became effective, and the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion), complied or comply, as applicable, as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.
10. The documents incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.
11. The Shares have been authorized for listing by the New York Stock Exchange.
12. Based solely on telephone communications between an attorney of this firm and a member of the Securities and Exchange Commission (“Commission”) staff, the Registration Statement became effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission. The required filings of the Prospectus Supplement and the Prospectus pursuant to Rule 424(b), and the Free Writing Prospectus pursuant to Rule 433, promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) or Rule 433, as applicable (in the case of the Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act).
13. For the taxable years ended December 31, 2006 through December 31, 2010, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s current organization and current and proposed method of operation (as described in the Registration Statement and the Management Representation Letter) will enable it to meet the requirements for qualification as a REIT under the Code for its taxable year ending December 31, 2011, and for future taxable years.
14. The portions of the discussion under the caption “Material U.S. Federal Income Tax Consequences” included in the Registration Statement that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

Exhibit 7(o)(1)(b)
MATTERS TO BE COVERED BY INITIAL LETTER OF HOGAN LOVELLS US LLP
The negative assurance statement of Hogan Lovells US LLP, counsel for the Company (capitalized terms used herein and not otherwise defined in such opinion shall have the meanings provided in the Second Amended and Restated Sales Agreement, to which this is an Exhibit), to be delivered pursuant to Section 7(o) of the Amended and Restated Sales Agreement shall be to the following effect:
We confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:
(i) the Registration Statement, as of its most recent effective date, insofar as it relates to the offering of the Shares, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(ii) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, insofar as it relates to the offering of the Shares, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules, other financial or accounting information and data derived from such financial statements and schedules or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

Exhibit 7(o)(1)(c)
MATTERS TO BE COVERED BY INITIAL OPINION OF JOEL F. BONDER
1. Other than the Company’s interests in its Subsidiaries or as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any limited liability company, partnership, joint venture or other association.
2. The execution, delivery and performance of the Second Amended and Restated Sales Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby do not conflict with, or result in any breach of, or constitute a default under (nor constitute an event that with notice, lapse of time or both would constitute a breach of or default under), (i) any agreement that was filed, or the form of which was filed, as material contract exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (each, a “Material Contract”); provided, however, that such counsel need express no opinion (a) as to whether the execution, delivery or performance of any contract, instrument or agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any person or entity or (b) with respect to any matter which requires mathematical calculation or any financial or accounting determination or (ii) to such counsel’s knowledge, any law, decree, judgment binding on the Company which is of specific application to the Company or its Properties (other than state and foreign securities or blue sky laws, as to which such counsel need express no opinion), except in the case of clauses (i) and (ii) for such conflicts, breaches or defaults, which individually or in the aggregate could not be reasonably expected result in a Material Adverse Change.
3. Except as disclosed in the Registration Statement and the Prospectus or contemplated by the Second Amended and Restated Sales Agreement, there are no preemptive rights or similar rights to subscribe for or purchase securities of the Company arising under any contract, agreement or instrument to which the Company is a party.
4 Except as otherwise described in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Second Amended and Restated Sales Agreement, except for such rights as have been duly satisfied or waived.
5. To my knowledge, there is no action, suit, proceeding, investigation or inquiry, before any court or before or by any public body or board pending or threatened against or involving the Company which is required to be disclosed in the Registration Statement or the Prospectus and which is not so disclosed.

Exhibit 7(o)(1)(d)
MATTERS TO BE COVERED BY SUBSEQUENT HOGAN LOVELLS US LLP
LETTER
This letter from Hogan Lovells US LLP, counsel for the Company (capitalized terms used herein and not otherwise defined in such opinion shall have the meanings provided in the Second Amended and Restated Sales Agreement, to which this is an Exhibit), to be delivered pursuant to Section 7(o) of the Second Amended and Restated Sales Agreement shall be to the following effect:
We confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:
(i) the Registration Statement, as of its most recent effective date, insofar as it relates to the offering of the Shares, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(ii) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, insofar as it relates to the offering of the Shares, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules, other financial or accounting information and data derived from such financial statements and schedules or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

Exhibit 7(o)(1)(e)
MATTERS TO BE COVERED BY SUBSEQUENT HOGAN LOVELLS US LLP
1. The Registration Statement, at the latest time that it became effective, and the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion), complied or comply, as applicable, as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.
2. The documents incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

53